Contract for Services Agreement

THIS AGREEMENT dated January 30, 2002 between Vital Health Technologies, Inc.
(VHT) a Minnesota Corporation and Focus Tech Investments, Inc. (FTI) a Texas Corporation includes the following provisions:

The term of this agreement will continue until August 30, 2002

WHEREAS; FTI will perform the following services as an independent contractor-agent of VHT in accordance with the following provisions:

1. From time to time FTI will provide financing to VHT including loans in order for the company to meet its ongoing financial responsibilities to vendors who provide legal, accounting, transfer agent services, storage space, and other miscellaneous services. The initial loan will be for the amount of $5,000 and will accrue at an interest rate of 10%, which will come due 12 months from the issue date.

2. FTI will identify and contact merger candidates who are qualified to merge with VHT. FTI will present merger proposal(s) to the VHT board of directors and Aurora Capital Management, L.L.C. for approval. In the event the VHT board of directors and Aurora Capital Management, L.L.C. approves the proposal(s), FTI will continue to negotiate the terms and facilitate the merger process until final closure.

3. As consideration for the performance of the above services VHT will issue FTI 2,000,000 shares of Vital Health Technologies, Inc. common stock. The common stock will be issued in accordance with Regulation D Rule 501 under the Securities Act of 1933. The stock will be restricted and must be held in accordance with the rules pertaining to SEC Rule 144. By signing this agreement FTI states an understanding of Regulation D and SEC Rule 144 and the restrictions on the resale of the common stock issued, and will adhere to all provisions of the Rule.

4. In the event that FTI is not able to conclude a merger agreement as stated in item number 2, for any reason, prior to August 30, 2002, FTI will agree to cancel the entire amount of common stock issued. Following August 30, 2002, the agreement may be extended if agreed to by FTI, VHT and Aurora Capital Management, L.L.C.

5. In the event that FTI cancels the shares of common stock as explained in item number 4, any loans issued to VHT will continue to be valid as stated in the loan agreement(s).

6. FTI will have the right to present individual candidate(s) to serve on the board of directors of VHT. The board of directors will review the candidate(s) qualifications and approve one (1) candidate to serve as a board member.

7. This agreement will be valid only when it is signed by an officer of FTI and VHT and approved by the board of directors of VHT.

8. FTI will be bound by the laws pertaining to independent contractor status which require representatives of FTI to determine own working hours, be responsible for own income tax and social security withholding, insurance benefits and other business expenses.

9. In the event of any legal action, whether in law or by equity, or pursuant to any type of alternative dispute resolution mechanism, the prevailing party shall be awarded its costs, disbursements and expenses of such action including reasonable attorney's fees.

10. This agreement sets forth the entire understanding of the parties with respect to the matters herein. No amendment or modification to this Agreement shall be affective unless the same shall be reduced to writing and executed by the parties hereto.

11. The validity and interpretation of the Agreement shall be governed by the laws of the state of Minnesota. This agreement may not be assigned by FTI. Any litigation relating to the interpretation and/or enforcement of this Agreement shall be exclusively venued in the state or federal courts sitting in Hennepin or Ramsey County Minnesota and FTI consents to this exclusive venue and agrees that the forum is convenient to both parties and waives any right to contest the same.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

By:

/s/ Michael Fearnow
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Michael Fearnow
President, Focus Tech Investments, Inc.


/s/ William Kieger
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William Kieger
President, Vital Health Technologies, Inc.


/s/ Stephen Muscanto
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Stephen Muscanto
Director, Vital Health Technologies, Inc.


/s/ Lloyd Woelfle
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Lloyd Woelfle
Director, Vital Health Technologies, Inc.